Exhibit 10.1
AMENDMENT
TO
ASSET MANAGEMENT AGREEMENT
This Amendment to Asset Management Agreement (this “Amendment”) is made and entered into as of April 7, 2015 (the “Effective Date”) among ALTISOURCE RESIDENTIAL CORPORATION, a Maryland corporation (“Residential”), ALTISOURCE RESIDENTIAL, L.P., a Delaware limited partnership (the “Partnership”), and ALTISOURCE ASSET MANAGEMENT CORPORATION, a U.S. Virgin Islands corporation (the “Manager”) (collectively, the “Parties”). All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Asset Management Agreement (as defined below).
WHEREAS, the Parties previously entered into that certain Asset Management Agreement, dated as of March 31, 2015 (the “Asset Management Agreement”); and
WHEREAS, the Parties desire to clarify Section 16 of the Asset Management Agreement as provided below.
NOW, THEREFORE, the Parties agree as follows:
1.    Section 16 of the Asset Management Agreement is hereby clarified by amending and deleting in its entirety the penultimate sentence of Section 16 and replacing such sentence with the following:
“In the event that this Agreement is terminated in accordance with the provisions of this Section 16, Residential shall pay to the Manager, in accordance with this Section 16, a termination fee (the “Change of Control Termination Fee” and, together with the Performance Default Termination Fee and the Cause Termination Fee, the “Termination Fee”) equal to the Cause Termination Fee or, if applicable, the lower of (i) the lowest other applicable Termination Fee at the time of the Residential Change of Control, if any other Termination Fee is payable (by way of example, if on the Effective Termination Date, Residential has delivered a Performance Default Event Termination Notice and is not at such time entitled to terminate this Agreement pursuant to Section 14(a) and the Agreement shall not automatically terminate pursuant to Section 17(a), then the “lowest other applicable Termination Fee” shall be the Performance Default Event Termination Fee), or (ii) zero dollars in the event this Agreement is terminated for a Cause Event at or prior to the Residential Change of Control.”

2.    Other. Each reference in the Asset Management Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Asset Management Agreement as amended by this Amendment. No reference to this Amendment (or any amendment) need be made in any instrument or document at any time referring to the Asset Management Agreement, and a reference to the Asset Management Agreement in any such instrument or document shall be deemed to be a reference to the Asset Management Agreement as amended by this Amendment.
3.    Counterparts. This Amendment may be executed in any number of counterparts (including counterparts delivered by facsimile or electronic communication (pdf)) and all such counterparts taken together will be deemed to constitute one and the same instrument.
4.    Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

ALTISOURCE RESIDENTIAL CORPORATION

By: /s/ David B. Reiner
Name: David B. Reiner
Title: Chairman of the Board

ALTISOURCE RESIDENTIAL, L.P.

By: Altisource Residential GP, LLC, its general partner
By: Altisource Residential Corporation, its sole member

By: /s/ Robin N. Lowe
Name: Robin N. Lowe
Title: Chief Financial Officer

ALTISOURCE ASSET MANAGEMENT CORPORATION

By: /s/ George Ellison
Name: George Ellison
Title: Chief Executive Officer

[Signature page to Amendment to Asset Management Agreement]